Exhibit 10.2

WEBSITE PURCHASE AGREEMENT

This Website Purchase Agreement (the "Agreement ") is made effective on November 29,2018(the "Effective Date"), by and between Vitalii Ovechko, of 4 Koscielna Street, Garwolin, 08-400 (the "Seller"), and CRUCIAL INNOVATIONS, CORP., of Xibahe Beili 25, Beijing, China 100096 (the "Buyer ").

PURCHASE

The Seller hereby sells and transfers to the Buyer any and all of Seller's rights, title and interest in/to the Website and Internet domain name http://learningplatformonline.com/ and all of its respective contents (the "Website "), and any other rights associated with the Website, including, without limitation, any intellectual property rights, all logos, customer lists and agreements, social media accounts, email lists, passwords, usernames and trade names, and other Purchased Assets more specifically identified on Exhibit "А" hereto.

PAYMENT TERMS

ln consideration for the sale of the Website and Purchased Assets, the Buyer agrees to pay Fourteen Thousand Dollars (US $14,000.00) to Seller within 180days of the Effective Date.

SELLER REPRESENTATIONS

The Seller has all necessary right, power and authorization to sign and perform all the obligations under this Agreement. The Seller has the exclusive ownership of the Website and there are no current disputes or threat of disputes with any third party over the proprietary rights to the Website or any of the Website's content.

The execution and performance of this Agreement by the Seller will not constitute or result in а violation of any material agreement to which the Seller is а party.

ADDITIONAL DOCUMENTS

Seller agrees to cooperate with Buyer and take any and all actions necessary to transfer and perfect the ownership of the Website registration and hosting from Seller to Buyer, including providing all necessary passwords and usernames on the closing date and thereafter.

DISCLAIMER OF WARRANTIES

SELLER HAS MADE NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE WEBSITE OR OTHER PURCHASED ASSETS, INCLUDING ANY WITH RESPECT TO THEIR CONDITION, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR FUTURE REVENUE. IN NO EVENT SHALL SELLER'S AGGREGATE LIABILITY UNDER THIS AGREEMENT EXCEED THE PURCHASE PRICE. NO CLAIM, SUIT OR ACTION CAN BE BROUGHT AGAINST SELLER AFTER MORE THAN SIX MONTHS FROM THE DATE THE UNDERLYING CAUSE OF ACTION HAS OCCURRED. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR TO ANY OTHER PERSON FOR ANY INCIDENTIAL, CONSEQUENTIAL OR SPECIAL DAMAGES, HOWEVER ARISING.

MISCELLANEOUS

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. This Agreement constitutes the entire agreement between the parties. No modification or amendment of this Agreement shall be effective unless in writing and signed by both parties. This Agreement replaces any and all prior agreements between the parties.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date

SELLER:	BUYER:

By: /s/ Vitalii Ovechko	By: /s/ Reinis Kosins
Name/Title: Vitalii Ovechko	Name/Title: ReinisKosins, CEO
Date: 29/11/2018	Date: 29/11/2018

PURCHASED ASSETS

Exhibit “A”

http://learningplatformonline.com/

•	Domain name
•	Website hosting